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                                                                    Exhibit 4.19

                            REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Registration Rights Agreement") is made as of February 9, 1998, by and between PHOTRAN CORPORATION, a Minnesota corporation (the "Company"), and ST. JAMES CAPITAL PARTNERS, L.P., a Delaware limited partnership ("Purchaser").

     WHEREAS, on the date hereof, Purchaser acquired from the Company a 10% Convertible Promissory Note (the "Note") in the original principal amount of $3,500,000 convertible into shares (the "Note Shares") of the Company's Common Stock, no par value ("Common Stock");

     WHEREAS, on the date hereof, Purchaser received a Warrant (the "Warrant") to purchase 1,225,000 shares (the "Warrant Shares"; and together with the Note Shares, the "Shares") of Common Stock, subject to adjustment as provided in the Warrant;

     WHEREAS, the Company wishes to grant Purchaser (and any Holder, as hereinafter defined) certain registration rights in respect of the Shares, as set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below:

     "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "HOLDER" shall mean Purchaser and any transferee of any Warrants or the Note or holder of any Warrant Shares issued upon exercise of any Warrants or Note Shares issued upon conversion of the Note.

     "REGISTRABLE SECURITIES" shall mean (i) any Shares held now or at any time hereafter by Purchaser, or any person or entity to whom Purchaser has transferred such Shares in a private transaction and (ii) any securities which may be issued or distributed in respect of the Shares by way of a stock dividend, stock split, spin-off, or other recapitalization, distribution, or reclassification or in connection with a merger, share exchange, consolidation or other reorganization. Any Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; or (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act.

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     The terms "REGISTER", "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such registration statement.

     "REGISTRATION EXPENSES" shall mean all expenses, other than Selling Expenses (as defined below), incurred by the Company in complying with this Registration Rights Agreement, including, without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by a Holder except all fees and disbursements of counsel for Holder.

     "UNDERWRITTEN PUBLIC OFFERING" shall mean a public offering in which the Common Stock is offered and sold on a firm commitment basis through one or more underwriters, all pursuant to (i) an effective registration statement under the Securities Act and (ii) an underwriting agreement between the Company and such underwriters.

                                      ARTICLE II

                                 REGISTRATION RIGHTS

     2.1  DEMAND REGISTRATION.

          2.1.1 At any time and from time to time, a Holder or Holders of Registrable Securities holding in the aggregate at least 50% of the then existing Registrable Securities may make a one-time written request upon the Company, to file, within 60 days after such written request is made, with the Securities and Exchange Commission a shelf registration statement covering the resale of the Shares on an appropriate form promulgated by the Commission (the "Registration Statement"). The Company shall use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable and to cause the Shares to be qualified in such state jurisdictions as the Holder may request.

          2.1.2 Except as set forth herein, the Company shall take all reasonable steps necessary to keep the Registration Statement current and effective until the earlier of (i) one (1) year or (ii) until all of the Registrable Securities are transferable pursuant to Rule 144 under the Securities Act without the volume limitations set forth in such rule.

          2.1.3 The Company shall be entitled to require that the parties refrain from effecting any public sales or distributions of the Registrable Securities pursuant to a Registration Statement that has been declared effective by the Commission or otherwise, if the board of directors of the Company reasonably determines that such public sales or distributions would interfere in any material respect with any transaction involving the Company that the board of directors reasonably determines to be material to the

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Company or determines that the Holder of Registrable Securities is an
"insider" with respect to material non-public information. The board of directors shall, as promptly as practicable, give the Holders of the Registrable Securities written notice of any such development. In the event of a request by the board of directors of the Company that the Holders of Registrable Securities refrain from effecting any public sales or distributions of the Registrable Securities, the Company shall be required to lift such restrictions regarding effecting public sales or distributions of the Registrable Securities as soon as reasonably practicable after the board of directors shall reasonably determine public sales or distributions by the Holders of the Registrable Securities shall not interfere with such transaction, PROVIDED, that in no event shall any requirement that the Holders of Registrable Securities refrain from effecting public sales or distributions in the Registrable Securities extend for more than 90 days.

     2.2  PIGGYBACK REGISTRATION.

          2.2.1 Subject to the terms hereof, if at any time or from time to time the Company or any shareholder of the Company shall determine to register any of its securities (except for registration statements relating to employee benefit plans or exchange offers), either for its own account or the account of a security holder, the Company will promptly give to the Holders of Registrable Securities written notice thereof no less the 10 days prior to the filing of any registration statement, and include in such registration (and any related qualification under blue sky laws or other compliance), and in the underwriting involved therein, if any, such Registrable Securities as such Holders may request in a writing delivered to the Company within 20 days after the Holders' receipt of Company's written notice.

          2.2.2 The Holders of Registrable Securities may participate in any number of registrations until all Holders of Registrable Securities have had an opportunity to register all of the Registrable Securities or until all of the Registrable Securities are transferable pursuant to Rule 144 under the Securities Act without the volume limitations set forth in such rule.

          2.2.3 If any registration statement is an Underwritten Public Offering, the right of Holders of Registrable Securities to registration pursuant to this Section shall be conditioned upon each such Holder participating in such reasonable underwriting arrangements as the Company shall make regarding the offering, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein. Holders of Registrable Securities and all other shareholders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section, if the managing underwriter concludes in its reasonable judgment that the number of shares to be registered for selling shareholders (including the Holders of Registrable Securities) would materially adversely affect such offering, the number of Registrable Securities to be registered, together with the number of shares of Common Stock or other securities held by other shareholders proposed to be registered in such offering, shall be reduced on a pro rata basis based on the number of shares proposed to be sold by the Holders of Registrable Securities as compared to the number of shares proposed to be sold by all shareholders. If any Holder of Registrable Securities disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter, delivered not less than 10 days before the effective date. The Registrable Securities excluded by the managing underwriter or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution

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prior to 120 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

          2.2.4 The Company shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration whether or not the Holders of Registrable Securities have elected to include securities in such registration.

     2.3 EXPENSES OF REGISTRATION. All Registration Expenses shall be borne by the Company. Unless otherwise stated herein, all Selling Expenses relating to securities registered on behalf of the Holders of Registrable Securities shall be borne by the Holders of Registrable Securities.

     2.4 BEST REGISTRATION RIGHTS. If, on or after the date of this Registration Rights Agreement, the Company grants to any person with respect to any security issued by the Company or any of its Subsidiaries registration rights that provide for terms that are in any manner more favorable to the Holder of such registration rights than the terms granted to a Holder pursuant hereto (or if the Company amends or waives any provision of any Agreement providing registration rights of others or takes any other action whatsoever to provide for terms that are more favorable to other Holders than the terms provided to a Holder pursuant hereto) then this Registration Rights Agreement shall immediately be deemed amended to provide the Holders of Registrable Securities with any (or all) of such more favorable terms as the Holders of Registrable Securities shall elect to include herein.

     2.5 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Registration Rights Agreement, the Company will keep the Holders of Registrable Securities advised in writing as to the initiation of each registration,
qualification and compliance and as to the completion thereof.   At its expense,
the Company will:

          2.5.1 Prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective until the distribution described in such registration statement has been completed;

          2.5.2 Furnish to each underwriter such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such underwriter may reasonably request in order to facilitate the public sale of the shares by such underwriter, and promptly furnish to each underwriter and the Holders of Registrable Securities notice of any stop-order or similar notice issued by the Commission or any state agency charged with the regulation of securities, and notice of any NASDAQ or securities exchange listing.

          2.5.3 Cause the Shares to be listed on NASDAQ and each securities exchange on which the Common Stock is approved for listing.

     2.6  INDEMNIFICATION.

          2.6.1 To the extent permitted by law, the Company will indemnify each Holder of Registrable Securities, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act,

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against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to the extent such expenses, claims, losses, damages or liabilities arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other similar document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each Holder of Registrable Securities, each of its officers and directors and partners, and each person controlling each Holder of Registrable Securities, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by a Holder of Registrable Securities, such controlling person or such underwriter specifically for use therein. Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed with the Commission pursuant to the applicable rules of the Commission or in any supplement or addendum thereto, the indemnity agreement herein shall not inure to the benefit of any underwriter if a copy of the final prospectus filed pursuant to such rules, together with all supplements and addenda thereto, was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

          2.6.2 To the extent permitted by law, each Holder of Registrable Securities will, if securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected pursuant to terms hereof, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other person selling the Company's securities covered by such registration statement, each of such person's officers and directors and each person controlling such persons within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by a Holder of Registrable Securities of any rule or regulation promulgated under the Securities Act applicable to Holders of Registrable Securities and relating to action or inaction required of Holders of Registrable Securities in connection with any such registration, qualification or compliance, and will reimburse the Company, such other persons, such directors, officers, persons, underwriters or control persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage,

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liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder of Registrable Securities specifically for use therein; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of such Holder of Registrable Securities (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the liability of such Holder of Registrable Securities under this subsection 2.6.2 shall be limited in an amount equal to the net proceeds from the sale of the Shares sold by such Holder of Registrable Securities, unless such liability arises out of or is based on willful conduct by such Holder of Registrable Securities. In addition, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed pursuant to applicable rules of the Commission or in any supplement or addendum thereto, the indemnity agreement herein shall not inure to the benefit of the Company or any underwriter if a copy of the final prospectus filed pursuant to such rules, together with all supplements and addenda thereto, was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

          2.6.3 Notwithstanding the foregoing paragraphs 2.6.1 and 2.6.2 of this Section, each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or as to which the Indemnifying Party is asserting separate or different defenses, which defenses are inconsistent with the defenses of the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party.

          2.6.4 If the indemnification provided for in this Section is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the shareholder or shareholders offering securities in the offering (the "Selling Security Holders") on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Selling

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Security Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling
Security Holders and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Security Holders agree that it would not be just and equitable if contribution pursuant to this Section were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions hereof. Notwithstanding the provisions of this Section, no Selling Security Holder shall be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the proceeds received by such Selling Security Holder. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     2.7  CERTAIN INFORMATION.

          2.7.1 The Holders of Registrable Securities agree, with respect to any Registrable Securities included in any registration, to furnish to the Company such information regarding such Holder, the Registrable Securities and the distribution proposed by the such Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

          2.7.2 The failure of the Holder of Registrable Securities to furnish the information requested pursuant to Section 2.7.1 shall not affect the obligation of the Company to the other Selling Security Holders who furnish such information unless, in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the legality of the Registration Statement or the underlying offering.

     2.8 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of Restricted Securities (used herein as defined in Rule 144 under the Securities Act) to the public without registration, the Company agrees to use its best lawful efforts to:

          2.8.1 Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times during which the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          2.8.2 File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements); and

          2.8.3 So long as any Holder of Registrable Securities owns any Restricted Securities (as defined in Rule 144 promulgated under the Securities
Act), to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said

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Rule 144 and with regard to the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Holder of Registrable Securities may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

     2.9 TRANSFERABILITY. The rights conferred by this Agreement shall be freely transferable to any permitted transferee of Registrable Securities.

     2.10 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Minnesota.

     2.11 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. This Agreement, or any provision hereof, may be amended, waived, discharged or terminated upon the written consent of the Company and the Purchaser.

     2.12 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger including Federal Express or similar courier service, addressed (a) if to the
Purchaser: St. James Capital Partners, L.P., c/o St. James Capital Corp., 1980 Post Oak Boulevard, Suite 2030, Houston, Texas 77056, or at such other address as the Purchaser shall have furnished to the Company in writing, or (b) if to the Company: to Photran Corporation, 21875 Grenada Avenue, Lakeville, Minnesota 5044, or at such other address as the Company shall have furnished to the Purchaser. Each such notice or other communication shall for all purposes of this Agreement be treated as effective upon receipt.

     2.13 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

     2.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     2.15 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

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     2.16 TITLES AND SUBTITLES.  The titles and subtitles used in this
Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.




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                         THE COMPANY'S SIGNATURE PAGE

     IN WITNESS WHEREOF, the Company has executed this agreement effective upon the date first set forth above.



                              PHOTRAN CORPORATION

                              By:  /s/ Paul T. Fink
                                 --------------------------
                              Name: Paul T. Fink
                              Title:  CEO





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                        THE PURCHASER'S SIGNATURE PAGE

     IN WITNESS WHEREOF, the Purchaser has signed this Agreement as of the date first written above.

                              ST. JAMES CAPITAL PARTNERS, L.P.

                              By: St. James Capital Corp., its General Partner

                              By:  /s/ Charles E. Underbrink
                                 --------------------------
                              Name: Charles E. Underbrink
                              Title:  CEO




















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